Exhibit 99.1

A MESSAGE FROM OUR CHAIRMAN, GREGG J. POWERS

Last year, the owners of Alere chose to place their trust in a reconstituted slate of Directors proffered by your Company over the candidates suggested by an activist investment group. During the proxy contest, your new Directors – Håkan Björklund, Steve MacMillan, Brian Markison, Tom McKillop and me – were afforded the opportunity to speak with many of the Company’s largest shareholders. We took to heart your concerns that Alere’s great assets were being managed sub-optimally, earnings performance was unpredictable, financial leverage was too high, and transparency into the corporate operating strategy too vague. Bottom line: the path to shareholder value creation was obscure and therefore unacceptable. We promised to effect change if and as necessary.

It is important to report that all of the Company’s long-serving Directors shared the same concerns and deep desire to improve shareholder value. As Alere’s operations are diverse and complex, the entire Board engaged in a deliberate process to better inform our perspectives, as opposed to imposing change for the sake of change. Our strong desire to accelerate the decision-making process led to the Board’s engagement of a major international consulting firm that is assisting us in evaluating the Company’s overall corporate strategy, with the goal of crystallizing and scoping the opportunities that will most directly contribute to shareholder value creation.

I was appointed Chairman of the Board in conjunction with this process. Shareholders should understand the message underlying this change: the review is being conducted for, and being overseen by, the Board rather than management. The review is ongoing; we expect to transparently communicate our conclusions once the work is finished.

During this process, the Board accepted the resignation of CEO Ron Zwanziger. It has been a unique privilege for me to work closely with such an entrepreneurial and visionary leader. Ron’s long-term ambition for our Connected Health strategy is to fundamentally change the healthcare delivery system.

The Board believes, and our consultants have affirmed, that the Connected Health technologies developed under Ron’s tenure are unique and powerful concepts, which are being very well received within the demonstration projects where they are currently under deployment. Shareholders should understand that Ron’s resignation does not signal abandonment of his Connected Health vision by the Company. What you should infer, however, is that the Board is firmly committed to ensuring that the economic activities of the Company are structured on terms that create clear and demonstrable returns for shareholders.

Our appointment of Chief Operating Officer Namal Nawana to the position of Interim Chief Executive Officer and President underscores our commitment in this regard. Prior to joining Alere in December 2012, Namal had spent fifteen years in leadership roles within Johnson & Johnson on a career path that culminated with him serving as Worldwide President of DePuy Synthes Spine. It is clear to me that Namal brings a wealth of experience, discipline and sheer intellect to his new role.

Please do not see contradiction or false professed confidence in the Board’s decision to name Namal as Interim CEO while simultaneously initiating a search for a permanent CEO. This Board believes in transparency and is committed to delivering the best management team possible to the Company, which requires us to evaluate all available candidates. While Namal should be viewed as a leading contender for the role, he also has the character and confidence to emphatically support a process that enables the Board to consider every alternative.

Prior to joining the Board, I had personally and professionally been a long-term investor in Alere. My investment decision was predicated on my conviction that the Company operated in a compelling sector within the healthcare delivery system and that it possessed great assets that were both technologically superior and differentiated in the marketplace. My time on the Board has more than affirmed this belief.

New to me, however, was the depth, breadth, quality and courage of the Company’s Global Leadership Team. I perceive within this cadre of senior management a deep desire to compete in the marketplace and drive the financial performance sought by both the Board and shareholders. I am committed to enabling their success.

Going forward, I, along with management, look forward to communicating the conclusions of our strategic review. You should have confidence that the Company will be operated to achieve clear, objective and quantitatively accountable financial goals. While the strategic vision of Alere remains unchanged. I know that capital will be allocated in a disciplined fashion and expect that operating execution will improve. Taken in totality, we believe the Board’s actions will result in meaningfully improved shareholder value.

Respectfully,

/s/ Gregg J. Powers

Gregg J. Powers

Chairman